      As filed with the Securities and Exchange Commission on May 4, 1999
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   --------
                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ARGOSY EDUCATION GROUP, INC.

            (Exact name of registrant as specified in its charter)

          Illinois                                             36-2855674
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

      Two First National Plaza
   20 South Clark Street, 3/rd/ Floor
         Chicago, Illinois                                        60603
(Address of Principal Executive Offices)                        (Zip Code)

            ARGOSY EDUCATION GROUP, INC. 1999 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                             Michael C. Markovitz
                                   Chairman
                         Argosy Education Group, Inc.
                          Three First National Plaza
                      20 South Clark Street, 3/rd/ Floor
                            Chicago, Illinois 60603
                    (Name and Address of Agent for Service)

                                (312) 899-9900
         (Telephone Number, including Area Code, of Agent for Service)

                                   Copy to:
                                   -------
                                 Keith S. Crow
                               Kirkland & Ellis
                            200 East Randolph Drive
                           Chicago, Illinois  60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                         Proposed Maximum       Proposed Maximum      Amount of
Title of Securities     Amount to be      Offering Price       Aggregate Offering   Registration
 to be Registered        Registered         Per Share                 Price              Fee
------------------------------------------------------------------------------------------------
Class A Common         750,000 shares        $14.00 (1)            $10,500,000          $2,919
Stock, par value
$.01 per share
------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) based upon the options granted under the Registrant's 1999 Stock Incentive Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.

               The documents containing the information specified in Part I, Items 1 and 2, will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
               Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Argosy Education Group, Inc. 1999 Stock Incentive Plan (the "Plan") are available without charge by contacting:

                      Charles T. Gradowski
                      Chief Financial Officer
                      Argosy Education Group, Inc.
                      Three First National Plaza
                      20 South Clark Street, 3/rd/ Floor
                      Chicago, Illinois 60603
                      (312) 899-9900

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     (a) The Registrant's Prospectus, dated March 8, 1999 (the "Prospectus") filed pursuant to Rule 424(b) under the Securities Act, which relates to the Registrant's Registration Statement on Form S-1 (Registration File No. 333-63241).

     (b) The description of the Registrant's Class A Common Stock, par value $.01 per share (the "Common Stock"), included under the caption "Description of Capital Stock" in the Prospectus.

     All reports and other documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 8.75 of the Illinois Business Corporation Act provides generally and in pertinent part that an Illinois corporation may indemnify its directors and officers against expenses (in the case of actions by or in the right of the corporation) or against expenses, judgments, fines and settlements (in all other cases) actually and reasonably incurred by them in connection with any action, suit or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 8.75 further permits an Illinois corporation to grant to its directors and officers additional rights of indemnification through bylaw provisions, agreements, votes of shareholders or interested directors or otherwise, to purchase indemnity insurance on behalf of such indemnifiable persons and to advance to such indemnifiable persons expenses incurred in defending a suit or proceeding upon receipt of certain undertakings.

     The Registrant's Articles of Incorporation provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by
Section 8.75. In that regard, the Articles of Incorporation provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor will be limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. In addition, all of the Registrant's directors and officers are covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         3.1 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration File No. 333-63241).

         3.2  By-laws of the Registrant, incorporated by reference to Exhibit
              3.1 of the Registrant's Registration Statement on Form S-1 (Registration File No. 333-63241).

         4.1 Form of Specimen Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (Registration File No. 333-63241).

         5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered hereby.

         23.1 Consent of Arthur Andersen LLP.

         23.2 Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

         24.1 Powers of Attorney (included in Part II of Registration
              Statement).

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 29, 1999.


                                            ARGOSY EDUCATION GROUP, INC.

                                            By: /s/ Harold J. O'Donnell
                                               -------------------------
                                                    Harold J. O'Donnell
                                                    President

                                            ARGOSY EDUCATION GROUP, INC.

                                            By: /s/ Charles T. Gradowski
                                               --------------------------
                                                    Charles T. Gradowski
                                                    Chief Financial Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael C. Markovitz, Harold J. O'Donnell and Charles T. Gradowski, signing singly, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              *     *     *     *

          Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and as of the date indicated.

            Signature                 Title                                            Date
            ---------                 -----                                            ----

   /s/ Harold J. O'Donnell            President, Director                    April 29, 1999
 --------------------------------     (Principal Executive Officer)
       Harold J. O'Donnell

   /s/ Charles T. Gradowski           Chief Financial Officer (Principal     April 29, 1999
 --------------------------------     Accounting and Financial Officer)
       Charles T. Gradowski

   /s/ Michael C. Markovitz           Chairman of the Board, Director        April 29, 1999
 --------------------------------
       Michael C. Markovitz

   /s/ Leslie M. Simmons              Director                               April 29, 1999
---------------------------------
       Leslie M. Simmons

   /s/ Theodore J. Herst              Director                               April 29, 1999
 --------------------------------
       Theodore J. Herst

   /s/ Michael W. Mercer              Director                               April 29, 1999
 --------------------------------
       Michael W. Mercer

   /s/ Karen M. Knab                  Director                               April 29, 1999
 --------------------------------
       Karen M. Knab

   /s/ Kalman K. Shiner               Director                               April 29, 1999
 --------------------------------
       Kalman K. Shiner


                                 EXHIBIT INDEX
                                 -------------


Exhibit
No.                 Description of Document
--------            -----------------------

3.1 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration File No. 333-63241).

3.2 By-laws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration File No. 333-63241).

4.1    Form of Specimen Stock Certificate, incorporated by reference to Exhibit
       4.1 of the Registrant's Registration Statement on Form S-1 (Registration File No. 333-63241).

5.1 Opinion of Kirkland & Ellis with respect to the legality of the Shares of the Common Stock being registered hereby.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

24.1   Powers of Attorney (included in Part II of Registration Statement).